                          SECURITIES AND EXCHANGE COMMISSION


                               WASHINGTON, D.C.  20549

                               ------------------------


                                     FORM  8 - K


                                    CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report  (Date of earliest event reported):  November 12, 1997


                                 Data I/O Corporation
                (Exact name of registrant as specified in its charter)


                                      Washington
                    (State of other jurisdiction of incorporation)


               0-10394                                 91-0864123
       (Commission File Number)              (IRS Employer Identification No.)


     10525 Willows Road N.E., Redmond, WA                        98073-9746
   (Address of principal executive offices)                      (Zip Code)


         Registrant's telephone number, including area code:  (425) 881-6444


                                    Not Applicable
            (Former name or former address, if changed since last report)


                                  Page 1 of 31 Pages
                               Exhibit Index at Page 8

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On November 12, 1997, Data I/O Corporation ("Registrant" or "Data I/O"), MINC Incorporated, a Colorado corporation and MINC Washington Corp., a Colorado corporation (collectively "MINC"), entered into a master agreement (the "Master Agreement") pursuant to which MINC acquired from Data I/O certain assets and license rights for the software products Synario, ABEL and ECS (the "Products").


As part of the transaction, Data I/O transferred to MINC the day to day operation of most of the former Synario Division ("Division") of Data I/O, including the sale and distribution of the Products as well as software development, manufacturing and marketing. MINC has agreed to perform certain product development and support services under many of the OEM and source code license agreements previously entered into by the Division. Most Division employees have been hired by MINC to support these functions.

Data I/O received $100,000 from MINC, and MINC will assume various obligations to perform or provide software development, maintenance, support and training services related to the Products. Under the terms of the Master Agreement, Data I/O retains certain OEM, source code and product licensing rights from which it will receive income through December 31, 1999, when MINC, subject to satisfying certain conditions, will obtain title to the Division's Products. Data I/O estimates that it will receive revenues in the range of $1.5 to $2 million relating to these retained rights, most of which are estimated to occur during the next twelve months.

As a result of this transaction, Data I/O expects to record charges against earnings of approximately $1.5 million in the fourth quarter of 1997, primarily related to certain prepaid costs and intangibles, accrual of severance costs, and other transaction related costs.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

( a )     Financial statements of businesses acquired.

          Not Applicable

( b )     Pro forma financial information

          The following unaudited pro forma condensed consolidated financial statements are filed with this report:

          1)   Pro Forma Condensed Consolidated Balance Sheet:

               As of September 25, 1997.....................     PAGE   5

          2)   Pro Forma Condensed Consolidated Statement of Operations:

               Year Ended December 26, 1996 ................     PAGE   6
               Nine Months Ended September 25, 1997.........     PAGE   7

The Pro Forma Condensed Consolidated Balance Sheet of Registrant as of September 25, 1997 reflects the financial position of Registrant after giving effect to the disposition of the assets and assumes the disposition took place on September 24, 1997. The Pro Form Condensed Consolidated Statements of Operations for the fiscal year ended December 26, 1996, and the nine months ended September 25, 1997 assume that the disposition occurred on December 26, 1995, and are based on the operations of Registrant for the year ended December 26, 1996 and nine months ended September 25, 1997.

The unaudited pro forma condensed consolidated financial statements have been prepared by Registrant based upon assumptions deemed proper by it and which give effect only to the adjustments directly resulting from this disposition. The unaudited pro forma condensed consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of Registrant, or of the financial position or results of operations of Registrant that would have actually occurred had the transaction been in effect as of the date or for the period presented. In addition, it should be noted that Registrant's financial statements will reflect the disposition only from November 12, 1997, the closing date.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Registrant.


( c )  EXHIBITS

2.1 Master Agreement, by and between Data I/O Corporation, a Washington corporation, Minc, Incorporated, a Colorado corporation, and Minc Washington Corp., a Colorado corporation dated November 12, 1997.

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         Data I/O Corporation


November 26, 1997        By /s/Alan J. Beauchamp
                            --------------------------------------
                         Alan J. Beauchamp
                         Vice President - Finance and Administration
                         Chief Financial Officer
                         Secretary and Treasurer

                           PRO FORMA FINANCIAL INFORMATION
                                DATA I/O CORPORATION
                    PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                AT SEPTEMBER 25, 1997
                                     (UNAUDITED)




(Dollars in thousands)                                      Pro Forma     Adjustments
                                                         ------------------------------------
                                              Historical  Synario          Other                        Pro Forma
                                             ----------- ---------       --------                      -----------
ASSETS                                                        (a)
Current Assets
Cash and cash equivalents                     $4,815                        $100            (b)         $4,915
Short term investments                        14,776                                                    14,776
Accounts receivable (net of allowance)        13,013       $1,605          1,605            (c)         13,013
Inventories                                    8,160          144                                        8,016
Deferred income taxes                            910                                                       910
Other current assets                           1,280          574            100            (c)            806
                                             ---------------------------------------------------------------------
  Total Current Assets                        42,954        2,323          1,805                        42,436
Property, plant and equipment (net)            3,835          178            150            (c)          3,807
Other assets                                   2,745          303             25            (c)          2,467
                                             ---------------------------------------------------------------------
  Total Assets                                49,534       $2,804         $1,980                       $48,710
                                             ---------------------------------------------------------------------
                                             ---------------------------------------------------------------------

LIABILITIES AND STOCKHOLDER'S
EQUITY
Current Liabilities
Accounts payable                              $3,221         $156            156            (c)         $3,221
Accrued compensation                           3,954          191            491            (d)          4,254
Deferred revenue                               5,071          791            791            (c)          5,071
Other accrued liabilities                      4,505        1,261          1,661            (c)          4,905
Income taxes payable                           1,316                                                     1,316
Notes payable                                  2,121        1,500           1500            (d)          2,121
                                             ---------------------------------------------------------------------
   Total Current Liabilities                  20,008        3,899          4,599                        20,708
Long Term Other Payables                         546                                                       546
Deferred Gain on Sale of Property              3,166                                                     3,166
Total Stockholders Equity                     25,814      (1,095)        (2,619)                        24,290
                                             ---------------------------------------------------------------------
  Total Liabilities and Stockholders' Equity $49,534       $2,804         $1,980                       $48,710
                                             ---------------------------------------------------------------------
                                             ---------------------------------------------------------------------




(a) To eliminate the assets and liabilities included in or charged off in connection with the balance sheet associated with the Synario Division as of September 25, 1997.
(b) To reflect $100,000 cash proceeds.
(c) To reflect retained accounts receivable, prepaid current assets, equipment, intangibles, accounts payable, deferred revenue, and notes payable retained by the Company.
(s) To reflect accrued transaction costs, accrued charges and liabilities retained by the Company.

Exhibit 2.1

                                   MASTER AGREEMENT


     This MASTER AGREEMENT is effective as of November 12, 1997, by and between Data I/O Corporation, a Washington corporation ("Data I/O"), and Minc Incorporated, a Colorado corporation and Minc Washington Corp., a Colorado corporation (collectively, "Minc").


                                       RECITALS

     A. Data I/O, through its Synario Division, is engaged in the business of developing, manufacturing, marketing, supporting and distributing the following computer software products: Synario, ABEL and ECS (as more fully defined in Section 2.1 herein, the "Software").

     B. Minc desires to license from Data I/O, and ultimately purchase from Data I/O, the Software and certain trademarks associated therewith, to purchase certain other assets of Data I/O, and perform certain obligations of Data I/O relating to the Software.

     C. Data I/O desires to license to Minc, and ultimately sell to Minc, the Software and certain trademarks associated therewith, and to sell certain other assets of Data I/O to Minc, and, as a condition to such license and purchase, to have Minc perform certain obligations of Data I/O related to the Software, all as expressly set forth herein.

     NOW THEREFORE, the parties agree as follows:

                                      AGREEMENT

1.   TRANSFER OF CERTAIN ASSETS; GRANT OF SOURCE CODE LICENSES.

     1.1. TRANSFER OF CERTAIN ASSETS. Subject to the terms and conditions of this Agreement, at the First Closing (as defined in Section 4 below), Data I/O shall sell, assign, grant and transfer to Minc, and Minc shall purchase and accept from Data I/O, all of Data I/O's right, title and interest in and to the following assets (the "Certain Assets"):

               (i) the furniture, supplies, equipment and other items of tangible personal property identified on Schedule 1.1(i) (the "Tangible Assets");

               (ii) the inventory identified on Schedule 1.1(ii) (the "Inventory"); and

               (iii) the customer data base, bug data base, lead generation information and Synario Division information contained in associated data bases relating exclusively to the Software and identified on Schedule 1.1(iii).

     1.2. GRANT OF NON-EXCLUSIVE LICENSE. Subject to the terms and conditions of this Agreement, at the First Closing, Data I/O and Minc shall enter into a Non-Exclusive Source

Code and Trademark License Agreement in the form attached hereto as Exhibit 1.2 (the "Non-Exclusive License").

     1.3. GRANT OF EXCLUSIVE LICENSE. Subject to the terms and conditions of this Agreement, on such date as the conditions set forth in Section 5 hereof are satisfied (or promptly thereafter), Data I/O and Minc shall enter into an Exclusive Source Code and Trademark License Agreement in the form attached hereto as Exhibit 1.3 (the "Exclusive License"), which agreement shall supersede in all respects the Non-Exclusive License.

2.   SALE OF SOFTWARE.

     2.1. TRANSFER OF SOFTWARE. Subject to the terms and conditions of this Agreement, at the Second Closing (as defined in Section 6 below), Data I/O shall, for no additional consideration, sell, assign, grant and transfer to Minc, and Minc shall purchase and accept from Data I/O, all of Data I/O's right, title and interest in and to the following assets:

               (i) the computer software programs known as Synario, ABEL and ECS described in Schedule 2.1(i), including those features, enhancements, derivative works and extensions thereof currently in development, and all works-in-process (the "Software"), and all software programming technology regarding the Software, including without limitation, source code, source documentation, source listings and annotations (together with the Software, the "Products") as described in Schedule 2.1(i), but excluding any third party software or other materials owned by third parties (the "Third Party Software"); and

               (ii) the trademarks, trade names and service marks, and registrations and applications for such trademarks, trade names, service marks owned by Data I/O and used exclusively in connection with the Products that are listed on Schedule 2.1(ii) (the "Trademarks"); and the copyrights, and registrations and applications for such copyrights, and other intellectual properties, owned by Data I/O and used exclusively in connection with the Products that are listed on Schedule 2.1(ii), (collectively, the "Intellectual Property").

3.   PURCHASE PRICE; PAYMENT TERMS.

     3.1. PURCHASE PRICE. In consideration of the transfer of the Certain Assets, the Non-Exclusive License and the other rights transferred to Minc hereunder, Minc shall pay to Data I/O the non-refundable amount of One Hundred Thousand Dollars ($100,000) (the "Purchase Price").

     3.2. PAYMENT OF PURCHASE PRICE. At the First Closing, Minc shall pay to Data I/O the Purchase Price by delivery of a cashier's check or wire transfer of immediately available funds to an account designated by Data I/O.

4.   FIRST CLOSING.

     4.1. TIME AND PLACE OF FIRST CLOSING. The closing of the sale and purchase of the Certain Assets and the execution of the Non-Exclusive License (the "First Closing") shall take place in person or via facsimile at 12 p.m. Pacific time, at the offices of Data I/O, 10525 Willows Road, N.E., Redmond, Washington on November 12, 1997.

     4.2.  ITEMS TO BE DELIVERED AT THE FIRST CLOSING.

               (a) ITEMS TO BE DELIVERED TO MINC BY DATA I/O. At the First Closing, Data I/O shall deliver or cause to be delivered to Minc: (i) an executed bill of sale and assignment in the form attached hereto as Exhibit 4.2(a) to effect the transfer of all of Data I/O's right, title and interest in and to the Certain Assets to Minc; (ii) one complete copy of each of the Products, including source code, object code and work-in-process, transmitted to Minc electronically or in such other format as Minc may reasonably request;
(iii) an executed counterpart of the Non-Exclusive License; (iv) a copy of an executed certificate of its secretary or assistant secretary certifying that resolutions of the Board of Directors of Data I/O authorizing the execution, delivery, and performance of this Agreement by Data I/O were duly adopted and are in full force and effect as of the date of the First Closing; and (v) Synario Internet access to Minc as set forth in Schedule 4.2(a).

               (b) ITEMS TO BE DELIVERED TO DATA I/O BY MINC. At the First Closing, Minc shall deliver or cause to be delivered to Data I/O: (i) the cashier's check or wire transfer referred to in Section 3.1; (ii) resale sales tax certificates as requested by Data I/O containing all required information
(iii) an executed counterpart of the Non-Exclusive License; and (iv) a copy of an executed certificate of its secretary or assistant secretary certifying that resolutions of the Board of Directors of Minc authorizing the execution, delivery, and performance of this Agreement by Minc were duly adopted and are in full force and effect as of the date of the First Closing.

     4.3.  CONDITIONS TO THE FIRST CLOSING.

           (a) CONDITIONS PRECEDENT TO OBLIGATION OF MINC. The obligation of Minc to consummate the transactions contemplated to occur at the First Closing under this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived solely by Minc):

                    (i) all representations and warranties of Data I/O shall be true and correct as of the date of the First Closing with the same effect as though made again at and as of such date, with such exceptions as do not in the aggregate have a material adverse effect on Data I/O's ability to perform its obligations under this Agreement or on the Products;

                    (ii) Data I/O shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Data I/O prior to or at the First Closing;

                    (iii) Minc shall have received, in form and substance satisfactory to Minc and its counsel, each and every other closing document required to be delivered to it at the First Closing; and

                    (iv) Upon execution of this Agreement, Data I/O shall have delivered to Minc one (1) complete copy of each of the Products, including source code and object code and work-in-process, electronically or in such other format as Minc may reasonably request.

               (b) CONDITIONS PRECEDENT TO OBLIGATION OF DATA I/O. The obligation of Data I/O to consummate the transactions contemplated to occur at the First Closing under this Agreement is subject to the fulfillment, prior to or at the First Closing, of each of the following conditions (any or all of which may be waived solely by Data I/O):

                    (i) all representations and warranties of Minc shall be true and correct as of the date of the First Closing with the same effect as though those representations and warranties had been made at and as of such date, with such exceptions as do not in the aggregate have a material adverse effect on Minc's ability to perform its obligations under this Agreement;

                    (ii) Minc shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the First Closing; and

                    (iii) Data I/O shall have received, in form and substance satisfactory to Data I/O and its counsel, each and every other closing document required to be delivered to it at the First Closing.

     4.4. CLOSING COSTS. All sales, use or similar taxes, of any nature whatsoever, applicable to, or resulting from, the sale and purchase of the Certain Assets shall be paid by Minc.

     4.5.  FURTHER ASSURANCES.   On and after the date of the First Closing,
each party shall execute all certificates, instruments and documents and take all actions reasonably requested by the other party to effectuate the purposes of this Agreement and to consummate and evidence the consummation of the transactions contemplated to occur as part of the First Closing.

5.   EXECUTION OF EXCLUSIVE LICENSE.

     5.1.  EXECUTION OF EXCLUSIVE LICENSE.

           (a) The execution of the Exclusive License shall take place at such place and time as the parties shall agree, within ten (10) days after Minc has satisfied the conditions set forth in Section 5.2, and has delivered to Data I/O a certificate in the form attached hereto as Exhibit 5.1 certifying that all conditions of Minc required to be satisfied prior to the execution of the Exclusive License have been fulfilled. If Minc fails to satisfy all of the conditions set forth in Section 5.2 by the date which is one year following the date of the First Closing, or if Data I/O receives notice of Minc's failure to satisfy any of such conditions from any customer, Data I/O will notify Minc in writing and Minc shall have thirty (30) days from the date of its receipt of such notice to cure such failure. If Minc does not cure such failure within said thirty (30) day period, (i) Minc shall provide to Data I/O on a consulting basis any Minc engineers as requested by Data I/O to perform said obligations,
(ii) Minc's right and Data I/O's obligation to enter into the Exclusive License shall cease, subject to Section 5.1(b) below and (iii) the Non-Exclusive License shall continue in full force and effect in accordance with its terms. Data I/O will reimburse Minc for the actual, documented salary costs of the Minc engineers used to fulfill the obligations of Minc as described in this Section 5.

           (b) In the event that Minc has failed to satisfy the Technical Support Obligations (as defined in Section 5.2 (a) below), but has otherwise satisfied the conditions set forth in Section 5.2, and has not cured such failure in accordance with Section 5.1(a) above, Data I/O shall nonetheless grant Minc the Exclusive License if Minc, as a condition precedent to such grant, agrees to pay all of the internal and external cost and expenses incurred by Data I/O to fulfill the Technical Support Obligations (including without limitation the cost of any refunds made by or any amounts not received by Data I/O in connection therewith), and agrees to indemnify, defend and hold Data I/O harmless from and against any and all liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees, incurred by Data I/O in connection with Minc's failure to fulfill the Technical Support Obligations, or Data I/O's fulfillment of the Technical Support Obligations. Data I/O shall have the sole and exclusive right to defend any claim indemnified hereunder or to determine whether any claim indemnified hereunder shall be contested. In the event of any default by Minc of the payment or indemnification obligations described in this Section 5.1(b), the Exclusive License shall immediately terminate.

           (c) Notwithstanding the execution of the Exclusive License, Data
I/O shall retain the perpetual, royalty-free, non-exclusive right to use for internal product development purposes the Synario Product and the royalty-free, non-exclusive right until December 31, 1999 to license, distribute and sell the object code versions of the ECS and ABEL products to any end users and to only the OEMs identified in Schedule 5.2(d) hereto.

     5.2. CONDITIONS PRECEDENT TO THE EXECUTION OF THE EXCLUSIVE LICENSE. The obligations of Data I/O to execute the Exclusive License is subject to the fulfillment, prior to or at the time of such execution, of each of the following conditions (any or all of which may be waived solely by Data I/O):

           (a) Minc shall have used its best efforts to deliver the 32 bit and network licensing versions of Synario Version 3.1 (henceforth collectively referred to as "Version 4.0") by March 24, 1998 and shall have completed all of the telephone and technical support obligations under various source code agreements previously entered into by Data I/O, as such obligations are more specifically set forth in Schedule 5.2(a) hereto (collectively referred to herein as the "Technical Support Obligations");

           (b) Minc shall have completed all training required by the Source Code Agreements (other than training related to the 16 bit version of the Products, which shall be the responsibility of Data I/O), as more specifically set forth in Schedule 5.2(a) hereto (the "Training Obligations");

           (c) All payments due to Data I/O under the Source Code
Agreements as more specifically set forth in Schedule 5.2(c) shall have been made, unless the nonpayment is unrelated to any action or inaction by Minc; and

           (d) Minc shall be current in all OEM maintenance obligations and have fulfilled all end user maintenance obligations to certain Data I/O customers for the period until the date of execution of the Exclusive License Agreement as specifically set forth in Schedule 5.2(d).

6.   SECOND CLOSING.

     6.1. TIME AND PLACE OF SECOND CLOSING. Subject to the terms and conditions set forth herein, all right, title and interest of Data I/O in and to the Products and the Intellectual Property shall be transferred to Minc at 11:00 a.m., Mountain time, at the principal offices of Minc on December 31, 1999 (the "Second Closing"). The Second Closing shall take place when Minc has delivered to Data I/O a certificate in the form attached hereto as Exhibit 6.1(a) certifying that all conditions of Minc required to be satisfied prior to the Second Closing have been fulfilled (the "Second Closing Certificate"), and when Data I/O transfers to Minc the following: (i) the executed bill of sale and assignment in the form attached hereto as Exhibit 6.1(b), dated as of the date of the Second Closing, to effect the transfer to Minc of all of Data I/O's right, title and interest in and to (1) the Products and the Intellectual Property (except that Data I/O shall retain a perpetual, royalty-free non-exclusive right to use for internal product development purposes the Synario product) and (2) to the extent such agreements are then in effect, the OEM Agreements (as hereinafter defined); and (ii) the executed Trademark Assignment in the form attached hereto as Exhibit 6.1(c). In the event that Minc has delivered the Second Closing Certificate to Data I/O on or before December 31, 1999, and Data I/O fails to consummate the Second Closing and fails to notify Minc in writing that it deems the conditions to the Second Closing not to have been timely satisfied, on or before January 10, 2000, the Second Closing shall immediately take place, and all right, title and interest in and to the Products and the Intellectual Property shall be immediately transferred to Minc in accordance with the terms of this Agreement.

     6.2.  CONDITIONS TO THE SECOND CLOSING.

           (a) CONDITIONS PRECEDENT TO OBLIGATION OF MINC. The obligation of Minc to consummate the purchase of the Products and Intellectual Property under this Agreement is subject to the fulfillment, prior to or at the Second Closing, of each of the following conditions (any or all of which may be waived solely by Minc):

                    (i) Data I/O shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Data I/O prior to or at the Second Closing; and
                    (ii) Minc shall have received, in form and substance satisfactory to Minc and its counsel, each and every other closing document required to be delivered to it at the Second Closing.

           (b) CONDITIONS PRECEDENT TO OBLIGATIONS OF DATA I/O. The obligations of Data I/O to consummate the sale of the Products and the Intellectual Property under this Agreement is subject to the fulfillment, prior to or at the Second Closing, of each of the following conditions (any or all of which may be waived solely by Data I/O):

                    (i) all of the conditions precedent to the execution of the Exclusive License described in Section 5.2 above shall have been satisfied;

                    (ii) Minc shall have used its reasonable best efforts to sell the Synopsys FPGA Express product through January 15, 1998, and shall have paid Data I/O promptly for all sales resulting from orders received by it for the Synopsys FPGA Express Product on or prior to January 15, 1998, net of shipping charges and sales commissions at such rates as are set forth in
Schedule 6.2(b)(ii) attached hereto. (The parties agree that Minc shall be appointed as an authorized Data I/O distributor of the Synopsys FPGA Express product as described in Schedule 6.2(b)(ii));

                    (iii) Minc shall have performed all obligations on behalf of Data I/O pursuant to various ABEL and ECS OEM Agreements (the "OEM Agreements") as more specifically set forth in Schedule 5.2(d) hereto; provided, however, that in the event of any conflict between the obligations as set forth in Schedule 5.2(d) and the obligations as described in the OEM Agreements, the OEM Agreements shall control;

                    (iv) Minc shall have retained the Frontline products as the only integrated Verilog simulator in Synario for sale by Minc until June 30, 1998, and shall have paid to Data I/O, on a monthly basis, the difference between the standard OEM price and the discounted prepaid price per copy, as more specifically set forth in Schedule 6.2(b)(iv) (The parties agree that Minc shall be appointed as an authorized Data I/O distributor of the Frontline products as described in Schedule 6.2(b)(iv));

     6.3. DATA I/O'S FAILURE TO CLOSE. If Minc has complied with all of the conditions precedent to the Second Closing and the Second Closing has not occurred on or before January 10, 2000, Minc may seek all available remedies against Data I/O for such failure to complete the Second Closing and to transfer all rights, title and interests to the Software and the Intellectual Property, subject to the limitations contained in this Agreement.

     6.4. COSTS. All sales, use, or similar taxes or duties, of any nature whatsoever, applicable to, or resulting from, the sale and purchase of the Products and Intellectual Property shall be paid by Minc.

     6.5. FURTHER ASSURANCES. On and after the date of the Second Closing, each party shall execute all certificates, instruments and documents and take all actions reasonably requested by the other party to effectuate the purposes of this Agreement and to consummate and evidence the consummation of the transactions contemplated to occur as part of the Second Closing.

7.   REPRESENTATIONS AND WARRANTIES OF DATA I/O.

    Data I/O represents and warrants to Minc as follows:

    7.1. ORGANIZATION, STANDING AND AUTHORITY OF DATA I/O. Data I/O is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has full corporate power and authority to enter into and perform this Agreement.

    7.2. AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement by Data I/O have been duly authorized by all necessary corporate action of Data I/O, and this Agreement constitutes the valid and binding obligation of Data I/O enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    7.3. NO CONFLICT; CONSENTS. The execution, delivery and performance of this Agreement by Data I/O will not (i) conflict with its articles of incorporation or by-laws; (ii) conflict with, or result in the breach or termination of, or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgment or decree, to which Data I/O is a party or by which any of its properties is bound, except for any conflicts, breaches, terminations or defaults that would not in the aggregate have a material adverse effect on Data I/O's ability to consummate the transactions contemplated hereby; (iii) violate any law or regulation applicable to Data I/O, except for such violations as would not in the aggregate have a material adverse effect on Data I/O's ability to consummate the transactions contemplated hereby; or (iv) result in the creation of any lien, charge or encumbrance upon any of the Certain Assets or the Products. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of Data I/O in connection with the execution, delivery and performance of this Agreement.

    7.4. TITLE TO ASSETS. Data I/O has good title to the Certain Assets and the Products, free and clear of any and all liens, claims and encumbrances other than (i) minor imperfections of title, if any, that are not substantial in character, amount or extent and do not materially detract from the value of the property subject thereto, and (ii) taxes and general and special assessments not in default and payable without penalty or interest.

    7.5. CONDITION OF CERTAIN ASSETS. The Inventory is of a quantity and quality usable in the ordinary course of business. The Tangible Assets are useful in the conduct of the business of the Synario Division and are in good condition for Data I/O's purposes, except for (i) normal wear and tear and (ii) obsolete items or items below standard quality as to which appropriate provision has been made on the books of Data I/O in accordance with generally accepted accounting principles.

    7.6. PROPRIETARY RIGHTS. Schedule 2.1(ii) lists all patents, copyrights, and trade and service marks and names, issued or reissued to Data I/O or registered, applied for or pending under Data I/O's name or assigned to it as of the date hereof, and that are included in the Products, along with the registration numbers, dates of issuance and names of the inventors or authors of such patents, marks, names and copyrights. To the best of Data I/O's knowledge, none of the Products or the Intellectual Property infringes in any material respect any patent, copyright, trademark or trade secret right of any third party. Data I/O makes no representation or warranty with respect to any Third Party Software.

    7.7. LITIGATION; COMPLIANCE WITH LAWS. There are no judicial or administrative actions, proceedings or investigations pending or, to the best of Data I/O's knowledge, threatened that enjoin, restrain, condition or prohibit consummation of this Agreement or any of the transactions contemplated herein, or which, if adversely determined, would have a material adverse effect upon the Products. Data I/O is not in violation of any applicable law, regulation, ordinance, or any other applicable requirement of any governmental body or court, including, without limitation, antitrust, environmental and securities laws, which violation would have a material adverse effect upon the Products, and no notice has been received by Data I/O alleging any such violation.

    7.8. BROKERS. Except for Needham & Company, Inc., neither Data I/O nor any director, officer, agent or employee acting on behalf of Data I/O has retained any broker or finder in connection with the transactions contemplated in this Agreement.

    8.     REPRESENTATIONS AND WARRANTIES OF MINC.

    Minc represents and warrants to Data I/O as follows:

    8.1.   MINC'S ORGANIZATION.  Minc Incorporated and Minc Washington Corp.
are corporations duly organized, validly existing and in good standing under the law of the State of Colorado and have the full corporate power and authority to enter into and to perform this Agreement.

    8.2. AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement by Minc have been duly authorized by all necessary corporate action of Minc and this Agreement constitutes the valid and binding obligation of Minc enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    8.3. NO CONFLICT; CONSENTS. The execution, delivery and performance of this Agreement by Minc will not (i) conflict with its articles of incorporation or by-laws; (ii) conflict with, or result in the breach or termination of, or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgment or decree, to which Minc is a party or by which any of its properties is bound, except for any conflicts, breaches, terminations or defaults that would not in the aggregate have a material adverse effect on Minc's ability to consummate the transactions contemplated hereby; or
(iii) violate any law or regulation applicable to Minc. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of Minc in connection with the execution, delivery and performance of this Agreement.

    8.4. LITIGATION. There are no judicial or administrative actions, proceedings or investigations pending or, to the best of Minc's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by Minc in connection with this Agreement or that, if adversely determined, would have a material adverse effect upon Minc's ability to perform its obligations under this Agreement.
    8.5. FINANCIAL RESOURCES. Minc has the financial resources necessary to fully perform its obligations under this Agreement, including without limitation, the financial ability to perform all of the conditions and covenants described in Sections 5.2 (a), (b) and (d) and 6.2(b).

    8.6. BROKERS. Neither Minc nor any director, officer, agent or employee acting on behalf of Minc has retained any broker or finder in connection with the transactions contemplated in this Agreement.

9.  ADDITIONAL AGREEMENTS OF THE PARTIES.

    9.1. OFFER OF EMPLOYMENT. Effective as of the date of the First Closing, Minc shall offer employment to no less than twenty (20) employees of Data I/O who are employed exclusively in Data I/O's Synario Division.

    9.2. OFFER OF SUB-LEASE. Until December 31, 1997 and subject to the approval of Data I/O's landlord, Data I/O shall allow Minc to use the facility space and the customer data base systems currently used by the Synario Division. Effective as of January 1, 1998, Data I/O shall offer Minc a sub-lease of 10,000 square feet of such space at a rate of $1.05 per square foot for a period not to exceed sixty (60) days (the "Sublease Term"), on the terms set forth in Exhibit
9.2 attached hereto. If requested by Minc, Data I/O may, if it so determines in its sole discretion, extend the Sublease Term.

    9.3. USE AND OFFER OF SALE OF COMPUTER EQUIPMENT. Until the end of the Sublease Term, Data I/O shall allow Minc to use the computer equipment identified on Schedule 9.3 and assigned to each Data I/O employee hired by Minc pursuant to Section 9.1 hereof. Data I/O shall offer such equipment to Minc for purchase at the end of the Sublease Term, at the fair market value set forth in
Schedule 9.3 hereto. If the parties are unable to agree on the fair market value of such equipment, Data I/O's obligation to offer such equipment for sale to Minc shall immediately cease, and such equipment shall be left at the Data I/O facility space at the end of the Sublease Term.

    9.4. TRANSFER OF INSOURCING OEM AGREEMENTS. Data I/O shall use commercially reasonable efforts to cause certain insourcing OEM agreements as set forth in Schedule 9.4 hereto ("Insourcing OEM Agreements"), at Minc's option, to be transferred and assigned to Minc, if permissible, as promptly as possible following the First Closing. If Minc does not obtain the Exclusive License pursuant to the provisions of Section 5 for any reason, Minc shall use commercially reasonable efforts to transfer and assign any such agreements that had been transferred and/or assigned to Minc back to Data I/O. To the extent any Insourcing OEM

Agreement is assigned to Minc, Minc agrees to assume all royalty payment and other obligations thereunder.

    9.5. FINANCIAL INCENTIVES TO KEY ENGINEERS. Data I/O shall pay financial incentives (in such amount and manner as set forth in Schedule 9.5 hereto) to those Data I/O employees listed in Schedule 9.5 to facilitate completion of the 16 and 32 bit training and delivery of Version 4.0.

    9.6. ADDITIONAL TRAINING OR SUPPORT AND PAYMENTS TO MINC. Minc shall provide such additional training or support as requested by certain Data I/O customers under certain existing Data I/O Source Code Agreements (other than 16 bit training) as more specifically set forth in Schedule 9.6 attached hereto and at the rates specified in such Schedule 9.6, and Data I/O shall pay to Minc on a monthly basis amounts collected from such customers for such additional training or support.

    9.7. DATA I/O SALES OF SOURCE CODE AND OBJECT CODE. Data I/O will not license or sell the source code for the Products to any electronic design automation or integrated circuit competitors of Minc (including but not limited to those companies listed in Schedule 9.7 hereto), unless and until Minc has failed to timely satisfy the conditions set forth in Sections 5.2 and 6.2(b) above, and has not cured such failure in accordance with the terms of this Agreement. Until December 31, 1999, Data I/O may license, distribute, market and sell the object code versions of the ECS and ABEL products only to any end-users and to the OEMs identified on Schedule 5.2(d), and shall direct such customers to Minc for maintenance services.

    9.8. COOPERATION. From the date of this Agreement to and including the date of the Second Closing, each party shall cooperate with the other party and such other party's counsel and accountants in connection with any steps required to be taken as part of its obligations under this Agreement. Each party shall use its best efforts to cause all conditions to the parties' obligations under this Agreement to be satisfied and to obtain all consents and approvals necessary for the due and punctual performance of this Agreement and for the satisfaction of the conditions hereof.

    9.9. ADVICE OF CLAIMS. From the date of this Agreement to and including the date of the Second Closing, each party shall promptly advise the other of the commencement or notice of any material litigation or proceeding affecting the Products of which it has knowledge.

    9.10. NOTICE BY MINC. From the date of this Agreement to and including the date of the Second Closing, Minc shall promptly advise Data I/O of any material adverse change in, or any event (other than one generally known to the public) that is reasonably foreseeable which may have a material adverse effect on, Minc or that would impair Minc's ability to perform its obligations under this Agreement.

    9.11. PUBLICITY. Except as required by law or regulation, neither party shall issue any press release or public announcement of any kind concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other, which consent shall not be unreasonably withheld.

    9.12.  MUTUAL PRESERVATION OF RECORDS.

           (a) Minc agrees that it shall preserve and keep the records relating to the Products and the performance of its obligations hereunder for a period of three (3) years from the date of the First Closing, or for any longer period as may be required by any government agency or ongoing litigation, and shall make such records available to Data I/O as may be reasonably required by Data I/O in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of Data I/O, any tax examination of or preparation of a tax return by Data I/O, or any investigation by Data I/O to determine if the conditions precedent described in Section 5.2 or
6.2 have been fulfilled by Minc. In the event Minc wishes to destroy such records after that time, it shall first give 90 days prior written notice to Data I/O and Data I/O shall have the right at its option and expense, upon prior written notice given to Minc within that 90 day period, to take possession of the records within 180 days after the date of Data I/O's notice to Minc.

           (b) Data I/O agrees that it shall preserve and keep the records relating to the Products and the performance of its obligations hereunder for a period of three (3) years from the date of the First Closing, or for any longer period as may be required by any government agency or ongoing litigation, and shall make such records available to Minc as may be reasonably required by Minc in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of Minc, any tax examination of or preparation of a tax return by Minc, or any investigation by Minc to determine if the conditions precedent described in Section 6.2(a) have been fulfilled by Data I/O. In the event Data I/O wishes to destroy such records after that time, it shall first give 90 days prior written notice to Minc and Minc shall have the right at its option and expense, upon prior written notice given to Data I/O within that 90 day period, to take possession of the records within 180 days after the date of Minc's notice to Data I/O.

10. AUDIT.

    10.1. AUDIT BY DATA I/O. Data I/O may, not more than once annually during the three (3) year period following the First Closing, cause an independent audit to be made of the books and records of Minc which are relevant to verify the accuracy of the payments to be made to Data I/O under this Agreement. Any such audit shall be conducted at regular business hours at Minc's facilities, in a reasonable manner so as not to interfere with Minc's normal business activities. Data I/O will bear the costs and expenses of the audit unless it reveals an underpayment of 10% or more, in which case Minc shall bear such costs and expenses.

    10.2. AUDIT BY MINC. Minc may, not more than once annually during the three (3) year period following the First Closing, cause an independent audit to be made of the books and records of Data I/O which are relevant to verify the accuracy of the payments to be made to Minc under this Agreement. Any such audit shall be conducted at regular business hours at Data I/O's facilities, in a reasonable manner so as not to interfere with Data I/O's normal business activities. Minc will bear the costs and expenses of the audit unless it reveals an underpayment of 10% or more, in which case Data I/O shall bear such costs and expenses

11. RETAINED RIGHTS AND OBLIGATIONS OF DATA I/O.

    11.1. NON-LICENSED PRODUCTS. Data I/O retains the right to license ABEL and ECS in accordance with Section 9.7 above.

    11.2. LICENSE OF THE PRODUCTS. If all of the conditions to the Exclusive License are not satisfied or waived by the dates set forth in Section 5 above, including the relevant cure provisions, Data I/O may sell or license all or any part of the Products or Intellectual Property, including without limitation, source code, to any other party without any obligation to Minc.

    11.3. REVENUE RIGHTS. Data I/O shall retain all rights to any and all revenue under the OEM Agreements and the Source Code Agreements as are set forth specifically in Schedule 11.3 attached hereto for the periods specified in such Schedule.

    11.4. RECEIVABLES. Data I/O shall retain all rights to any and all receivables arising from the operation of the Synario Division prior to the First Closing.

    11.5. MAINTENANCE RESERVES. Data I/O shall retain all rights in and to the deferred maintenance revenue reserves identified on Schedule 11.5.

    11.6. PAYABLES; OBLIGATIONS TO EMPLOYEES. Data I/O shall retain all obligations for payables arising from the operation of the Synario Division prior to the First Closing, including without limitation (a) amounts owed to employees of the Synario Division with respect to periods prior to the First Closing, (b) financial incentives to certain employees of the Synario Division as described in Schedule 9.5 hereto, (c) any amounts owed pursuant to employment or consulting agreements with any Data I/O employees or consultants, (d) any commissions to Data I/O salespersons accrued prior to the First Closing., and
(e) any obligations to pay Synopsys, Inc. incurred prior to the First Closing.

    11.7. CAD/CAM OBLIGATIONS. Data I/O shall retain all obligations arising under that certain Asset Purchase Agreement dated as of December 31, 1992 between Data I/O, CAD/CAM Group, Inc., Michael J. Mendelsohn and Peter C. Niday, except for any ongoing royalties related to products licensed by Minc after the date of the First Closing, which are described more fully in Schedule 11.7 hereto and which shall be the obligation of Minc.

    11.8. SYNOPSYS OBLIGATIONS. Data I/O shall retain all obligations arising under that certain agreement dated as of January 24, 1997 between Data I/O and Synopsys, Inc., and Minc shall have no obligations under such agreement except for the reasonable best efforts required by Section 6.2(b)(ii).

    11.9. ALL OTHER RIGHTS. All other rights not specifically granted to Minc in this Agreement, the Non-Exclusive License or the Exclusive License are retained by Data I/O.

12. INDEMNIFICATION AND RELATED MATTERS.

    12.1.  INDEMNIFICATION.

           (a) Data I/O agrees to indemnify, defend and hold Minc harmless from and against any and all liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees, incurred by Minc resulting from (i) a breach of any of the representations, warranties, covenants or agreements made by Data I/O in this Agreement, (ii) all liabilities and obligations of Data I/O that are not expressly assumed by Minc under the terms of this Agreement, (iii) any allegation or claim by any third party that the use, copying, marketing or other exploitation by Data I/O or its customers of any of the Products prior to the date of the First Closing (or such later date as set forth in the Non-Exclusive License or the Exclusive License) infringes in any material respect any United States-based patent, copyright, trademark or trade secret rights of any person not a party hereto, or (iv) the conduct of the business of the Synario Division, or any occurrence in connection with the Products, prior to the date of the First Closing (other than the liabilities which Minc has specifically assumed under the terms of this Agreement) ("Data I/O's Indemnified Liabilities"); provided, however, that Data I/O shall not have any liability under this Section 12.1(a) until Data I/O's liabilities exceed in the aggregate $10,000, and then only to the extent of such excess; provided, however, that the aggregate amount of Data I/O's liabilities under this Section 12.1(a) shall in no event exceed $250,000. Any amounts payable by Data I/O pursuant to this
Section 12.1(a) shall be net of insurance proceeds, if any, received by Minc in respect of Data I/O's Indemnified Liabilities.

           (b) Minc agrees to indemnify, defend and hold Data I/O harmless from and against any and all liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees, incurred by Data I/O resulting from (i) a breach of any of the representations, warranties, covenants or agreements made by Minc in this Agreement, (ii) any allegation or claim by any third party that any modification made by or for Minc to the Products, or the use, copying, marketing or other exploitation by Minc or its customers, distributors, successors or assigns of such modification, infringes in any material respect any United States-based patent, copyright, trademark or trade secret rights of any person not a party hereto, (iii) the performance of Minc's obligations hereunder after the First Closing, or (iv) the conduct of Minc's business, or any occurrence in connection with the Products, after the Second Closing.

    12.2.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; DETERMINATION OF
DAMAGES. All representations and warranties of Data I/O or Minc contained in this Agreement or any written statement, certificate, instrument, schedule or other document delivered pursuant hereto shall survive the First Closing until the expiration of one year from the date of the First Closing and any claim based upon said representations and warranties shall thereupon be of no further force and effect, except to the extent the claiming party shall have asserted in writing a specific claim prior to the expiration of such rights, in which event the other party shall remain liable with respect to such claim. In calculating the damage to Minc or Data I/O for any breach of warranty or misrepresentation,
(a) Data I/O or Minc, as applicable, shall receive credit for any reduction in tax liability as a result of the facts giving rise to the claim for damages and
(b) no amount shall be included for special or consequential damages. Minc acknowledges and agrees that it has been furnished with or given adequate access to such information about the Certain Assets as it shall have requested and that it has made its own investigation into, and based thereon it has formed an independent judgment concerning, the Certain Assets. It is therefore expressly understood and agreed that, except as otherwise specifically set forth Sections 7.4 and 7.5, Minc accepts the condition of the Certain Assets "AS IS, WHERE IS" and Data I/O makes no representations, warranties or guarantees as to the condition, size, extent, quantity, type or value of the Certain Assets.

    12.3. CLAIMS PROCEDURE. If a party (the "Indemnified Party") is threatened in writing with any claim, or any claim is presented in writing to or any action or proceeding formally commenced against such party, which may give rise to the right of indemnification hereunder (a "Claim"), the Indemnified Party shall promptly give written notice thereof (specifying in reasonable detail the basis for the Claim and, to the extent known, the amount thereof) to the other party (the "Indemnifying Party"). The Indemnifying Party shall have the right, at its sole cost and expense, to participate, and, to the extent the Indemnifying Party so desires, assume the defense of such Claim with counsel mutually satisfactory to the parties upon prompt notice to the Indemnified Party of its intent to defend such Claim. If the Indemnified Party requests in writing that such Claim not be contested, then it shall not be contested but shall not be covered by the indemnities provided herein. The Indemnifying Party may settle a Claim which it has duly elected to contest without the consent of the Indemnified Party unless such settlement will have a material adverse effect upon the Indemnified Party, in which case such Claim shall be settled only with the consent of the Indemnified Party. In the event that the Indemnified Party unreasonably declines to consent to such settlement, then the Indemnified Party shall have no right to indemnification beyond the amount of the proposed settlement. The Indemnified Party shall cooperate with the Indemnifying Party in the defense of any Claim, including, without limitation, by making records available to the Indemnifying Party and its legal counsel and permitting interviews, depositions and testimony at trial of the Indemnified Party's employees. The Indemnifying Party shall keep the Indemnified Party fully informed regarding the progress and status of any Claim. In the event the Indemnified Party fails to follow the claim procedure specified in this Section
12.3 with respect to a Claim by any third party against the Indemnified Party, such failure shall not relieve the Indemnifying Party from liability hereunder except and solely to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

    12.4. LIMITATION ON LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OR LOST PROFITS. DATA I/O SHALL HAVE NO LIABILITY FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000).

13. CONFIDENTIALITY.

    13.1. PROPRIETARY INFORMATION. Each party (for purposes of this Section 13, the "Receiving Party") acknowledges that it will have access to confidential and proprietary information ("Proprietary Information") of the other (for purposes of this Section 13, the "Disclosing Party"), including without limitation, Proprietary Information regarding the Products and financial and marketing data, and financial information about the Disclosing Party disclosed pursuant to this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Proprietary Information shall not include information which is (a) available to the public other than by breach of this Agreement by the Receiving Party, (b) otherwise rightfully received by the Receiving Party or its employees from a third party without obligations of confidentiality to the Disclosing Party, (c) independently developed, without incorporation of Proprietary Information, by employees of the Receiving Party, (d) independently developed by the Receiving Party or by employees having no access to the Proprietary Information or (e) disclosed by the Disclosing Party to a third party without restrictions.

    13.2. HELD IN CONFIDENCE. All such Proprietary Information shall be held in confidence and the Receiving Party agrees to refrain from copying, using, transferring, disclosing or exploiting any such Proprietary Information of the Disclosing Party and to take all reasonable actions to protect the Proprietary Information in the same manner that a reasonable person protects its own Proprietary Information, including but not limited to, limiting access to the Proprietary Information to those employees or third parties who reasonably require such information and who agree to keep such information confidential. The Receiving Party will alert persons permitted such access of the proprietary and confidential nature of such Proprietary Information by confidentiality labels and agreements; and to notify the other without delay and in writing of any unauthorized access to such Proprietary Information. The Receiving shall not, directly or indirectly, use, copy, disclose, transfer, permit access to or exploit in any manner such Proprietary Information, except with the prior written consent of the Disclosing Party.

    13.3. FAILURE TO CLOSE. If the parties do not consummate the transactions contemplated herein, the obligations of the parties contained in this Section 13 shall survive, and all Proprietary Information given to a Receiving Party by the other (and all copies thereof) shall be promptly returned to the Disclosing Party, and the Receiving Party shall make no further use of such Proprietary Information. If the parties do consummate the transactions contemplated herein, then: (a) with respect to Data I/O's Proprietary Information remaining as Data I/O's property after the Second Closing, the agreements of this Section 13 shall survive, and all documents and other tangible media pertaining to such information (and all copies thereof) given to Minc by Data I/O shall be promptly returned to Data I/O, and Minc shall make no further use of such Proprietary Information, and (b) with respect to Minc's Proprietary Information, the agreements of this Section 13 shall survive and all documents and other tangible media pertaining to such information (and all copies thereof) given to Data I/O shall be promptly returned to Minc, and Data I/O shall make no further use of such Proprietary Information.

14. MISCELLANEOUS.

    14.1. NOTICES. All notices, demands and other communications called for or required by this Agreement shall be in writing and shall be addressed to the parties at their respective addresses stated below or to such other address as a party may subsequently designate by ten (10) days' advance written notice to the other parties. Communications hereunder shall be deemed to have been received
(i) upon delivery in person, (ii) five (5) days after mailing by U.S. certified mail, return receipt requested and postage prepaid, (iii) the second business day after depositing it with a commercial overnight carrier which provides written verification of delivery or (iv) the day of transmission by telefacsimile if sent before 2:00 p.m. recipient's' time provided that a copy of such notice is sent on the same day by U.S. certified mail, return receipt requested and postage prepaid, with an indication that the original was sent by facsimile and the date of its transmittal:
       To:              Data I/O Corporation
                        Attention:  President
                        10525 Willows Road Northeast
                        P.O. Box 97046
                        Redmond, WA 98073-9746
                        Phone: (425) 881-6444
                        Facsimile: (425) 881-2917

                         cc:  General Counsel

            To:         Minc Incorporated or Minc Washington Corp.
                        Attention: Chief Executive Officer/President
                        6755 Earl Drive
                        Colorado Springs, CO  80918-1039
                        Phone: 719-590-1155
                        Facsimile: 719-590-7330

                         cc:  Charles J.Friedman, Esq.
                        The Citadel Building, Suite 470
                        3200 Cherry Creek South Drive
                        Denver, CO. 80209
                        Telephone:  303-733-9700
                        Facsimile: 303-733-0706

    14.2. FULL UNDERSTANDING. In executing this Agreement, each member of each party fully, completely and unconditionally acknowledges and agrees that it
(a) has had an equal opportunity to participate in drafting of this Agreement,
(b) has consulted with and had the advice and counsel of a duly licensed and competent attorney and that it has executed this Agreement after independent investigation, voluntarily and without fraud, duress or undue influence, (c) expressly consents that this Agreement be given full force and effect according to each and every of its express terms and provisions and (d) agrees that no ambiguity shall be construed against any party based upon a claim that such party drafted the applicable language.

     14.3. ENTIRE AGREEMENT. This Agreement and all schedules and exhibits hereto contain all of the terms and conditions agreed upon by the parties relating to the subject matter hereof and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, communications and understandings of the parties, whether written or oral, respecting that subject matter. In the event of a conflict between this Agreement and the Schedules or Exhibits to this Agreement, this Agreement shall control.

     14.4. MODIFICATION. No waiver or modification of this Agreement or any provision contained herein shall be valid unless in writing and duly executed by all parties hereto.

     14.5. NO WAIVER. Failure or delay on the part of any party in exercising any rights, power or privileges under this Agreement shall not be deemed a waiver of any exercise of any right, power or privilege.

     14.6. CAPTIONS AND CONSTRUCTION. Captions in this Agreement are for the convenience of the reader and are not to be considered in the interpretation of the terms.

     14.7. SURVIVAL. Neither the investigation by a party or the acceptance of delivery of property hereunder shall constitute a waiver of any covenant, representation, warranty, agreement, obligation or undertaking of a party hereunder, and the same shall survive and continue after the date hereof.

     14.8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without regard to its conflict of laws principles. The parties agree that the exclusive jurisdiction and venue of any lawsuit between them arising under this Agreement or the transactions contemplated herein shall be the Superior Court of Washington for King County, or the United States District Court for the Western District of Washington at Seattle, and each of the parties hereby irrevocably agrees and submits itself to the exclusive jurisdiction and venue of such courts for the purposes of such lawsuit.

     14.9. EXPENSES. Each of the parties shall pay its respective expenses, costs and fees (including without limitation, attorneys' and accountants' fees) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     14.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and either original or facsimile counterparts have been delivered to the other party.

     14.11. INVALID PROVISIONS. If any one or more provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provisions shall not be affected thereby.


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

     14.12. ATTORNEYS' FEES. If legal proceedings are brought to enforce or interpret any provision of this Agreement, the most prevailing party shall be awarded its reasonable attorneys' fees and costs in addition to any other relief or remedy which may be available.

     14.13. BINDING EFFECT; ASSIGNMENT. Neither party shall assign or delegate or in any way transfer any rights, interests or obligations hereunder without the prior written consent of the other party; provided, however, that either party may assign its rights, interests or obligations hereunder without the prior written consent of the other to any entity controlling, controlled by or under common control with such party (a "Control Party") or in connection with a merger, consolidation or sale of all or substantially all of its assets, provided that such successor expressly assumes the obligations of the assigning party hereunder, and, in the case of an assignment by Minc to any party other than a Control Party, that Data I/O is given thirty days' prior written notice of such assignment and that Data I/O determines in its sole discretion that such party has the financial ability to fulfill Minc's obligations hereunder. This Agreement shall be binding upon and inure to the benefit of each of Minc, Data I/O and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.
     DATA I/O CORPORATION


                                   By: /s/William C. Erxleben
                                       -----------------------------
                                         Name: William C. Erxleben
                                         Title: President/CEO


                                   MINC INCORPORATED


                                   By: /s/Robert A. Jensen
                                       -----------------------------
                                         Name: Robert A. Jensen
                                         Title: CEO


                                   MINC WASHINGTON CORP.


                                   BY: /s/ROBERT A. JENSEN
                                       -----------------------------
                                         NAME: ROBERT A. JENSEN
                                         TITLE: CEO


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

SCHEDULES
---------
---------

1.1(i)         Tangible Assets
1.1(ii)        Inventory
1.1(iii)       Database Information
2.1(i)         Products and Third Party Software
2.1(ii)        Intellectual Property
4.2(a)         Internet Access to Minc
5.2(a)         Specific Minc Technical Support and Training Obligations
5.2(c)         Payments to be Made to Data I/O Under Source Code Agreements
5.2(d)         Specific Obligations to certain Data I/O Customers
6.2(b)(ii)     Sales Commissions for Synopsys FPGA Express Sales by Minc and
               Terms
6.2(b)(iv)     Frontline Price Schedule and Terms
9.3            Computer Equipment
9.4            List of InSourcing OEM Agreements
9.5            Financial Incentives for Data I/O Engineers
9.6            Additional Training and Support And Payments to
               Minc
9.7            List of EDA and IC Companies
11.3           Revenues to Which Data I/O is Entitled Under Certain Agreements
11.5           Data I/O's Deferred Maintenance Revenue Reserve
11.7           CAD/CAM Obligations and Royalties


Exhibits
--------

1.2            Non-Exclusive License
1.3            Exclusive License
4.2(a)         Bill of Sale and Assignment for the Certain Assets
5.1            Form of Certificate for Exclusive License
6.1(a)         Form of Certificate for Second Closing
6.1(b)         Bill of Sale and Assignment for Intellectual Property and
               Products
6.1(c)         Trademark Assignment
9.2            Sub Lease

           LIST OF OMITTED SCHEDULES AND OTHER ATTACHMENTS FROM EXHIBIT 2.1

     The following schedules and other attachments have been omitted from
Exhibit 2.1 pursuant to item 601(b)(2) of Regulation S-K. Data I/O Corporation agrees to furnish supplementally to the Securities and Exchange Commission upon its request a copy of any of the following omitted items.

SCHEDULE 1.1(I) - list of tangible assets sold by Data I/O Corporation (the "Company") to Minc Incorporated and Minc Washington Corp. (collectively, "Minc")

SCHEDULE 1.1(II) - list of product inventory sold by the Company to Minc

SCHEDULE 1.1(III) - list of customer sales lead generation information, Synario projects and database customers assigned by the Company to Minc.

SCHEDULE 2.1(I) - description of software licensed to Minc.

SCHEDULE 2.1(II) - list of intellectual property transferred by the Company to Minc.

SCHEDULE 4.2(A) - description of internet access to be provided by the Company to Minc and internet domain names transferred by the Company to Minc.

SCHEDULE 5.2(A) - description of training and technical support to be provided by the Company to Minc.

SCHEDULE 5.2(C) - list of payments to be made by customers to the Company under existing source code agreements.

SCHEDULE 5.2(D) - list of Minc's obligations to the Company's OEM and end-user customers under existing agreements.

SCHEDULE 6.2(B)(II) - description of sales commissions and terms for Minc's sale of the Synopsys FPGA Express product.

SCHEDULE 6.2(B)(IV) - terms of Minc's appointment as a distributor of Frontline products

SCHEDULE 9.3 - list of computer equipment offered for sale by the Company to Minc at a later date.

SCHEDULE 9.4 - list of the Company's existing in-sourcing OEM agreements.

SCHEDULE 9.5 - description of financial incentives to be provided to the Company's software engineers.

SCHEDULE 9.6 - list of additional training and support services to be provided by Minc to the Company's customers under existing source code agreements.

SCHEDULE 9.7 - list of companies to which the Company agrees not to license or sell the source code for any of the software products listed on Schedule 2.1(i)

SCHEDULE 11.3 - list of revenue sources to which the Company is entitled under existing agreements.

SCHEDULE 11.5 - list of revenues the Company has deferred but invoiced through November 11, 1997.

SCHEDULE 11.7 - list of royalty obligations related to products acquired by the Company from CAD/CAM Group, Inc. assumed by Minc.

EXHIBIT 1.2 - Form of Non-Exclusive Source Code License Agreement by and among the Company and Minc.

EXHIBIT 1.3 - Form of Exclusive Source Code License Agreement by and among the Company and Minc.

EXHIBIT 4.2(A) - Bill of Sale and Assignment dated as of November 12, 1997 by and among the Company and Minc.

EXHIBIT 5.1 - Form of Exclusive License Certificate from Minc.

EXHIBIT 6.1(A) - Form of Second Closing Certificate from Minc.

EXHIBIT 6.1(B) - Form of Bill of Sale and Assignment by and among the Company and Minc for the Second Closing

EXHIBIT 6.1(C) - Form of Assignment of Trademarks by and among the Company and Minc.

EXHIBIT 9.2 - Form of Sublease by and among the Company and Minc.